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                                                                    EXHIBIT 2.2


                       SCI SYSTEMS, INC. VOTING AGREEMENT


         This Voting Agreement ("Agreement") is made and entered into as of July 13, 2001, by and between Sanmina Corporation, a Delaware corporation ("Sanmina"), and the undersigned affiliate ("Affiliate") of SCI Systems, Inc., a Delaware corporation ("SCI").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Sanmina, SCI and Sun Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Sanmina ("Merger Sub"), have entered into an Agreement and Plan of Reorganization dated as of July 13, 2001 (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into SCI. Pursuant to the Merger, shares of capital stock of SCI will be cancelled and, upon surrender thereof, the holders will receive Common Stock of Sanmina on the basis described in the Merger Agreement.

         B. The Affiliate is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of SCI as is indicated on the final page of this Agreement (the "Shares").

         C. Sanmina desires the Affiliate to agree, and the Affiliate is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of SCI acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of SCI so as to facilitate consummation of the Merger.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1.       Definitions.

                  1.1 Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof.

                  1.2 Transfer. The Affiliate shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.


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         2.       Transfer of Shares.

                  2.1 Transferee of Shares to be Bound by this Voting Agreement. Affiliate agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Affiliate shall not cause or permit any Transfer of any of the Shares to be effected unless each transferee to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (X) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Sanmina may reasonably request); and (Z) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Voting Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, each Affiliate may, without the consent of Sanmina or any other person, and without compliance with (X) and (Y) above, transfer any or all of the Shares (or any interest therein), on a cumulative basis, up to five percent (5%) of the number of Shares owned by such Affiliate as of the date of this Agreement.

                  2.2 Transfer of Voting Rights. Affiliate agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Affiliate shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Affiliate under this Voting Agreement with respect to any of the Shares.

                  2.3 Additional Purchases. Affiliate agrees that any shares of capital stock of SCI that Affiliate purchases or with respect to which Affiliate otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         3. Agreement to Vote Shares. At every meeting of the stockholders of SCI called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of SCI with respect to any of the following, Affiliate shall vote the Shares and any New Shares in favor of approval of the Merger Agreement and the Merger, including the issuance of shares of Sanmina Common Stock by virtue of the Merger and the change of Sanmina's corporate name. Affiliate agrees not to take any actions contrary to Affiliate's obligations under this Agreement.

         4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Affiliate agrees to deliver to Sanmina a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law, with respect to the total number of shares of capital stock of SCI beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Affiliate set forth therein, provided, however, that the Proxy shall be revoked upon expiration or termination of this Voting Agreement in accordance with its terms.


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         5.       Representations, Warranties and Covenants of the Affiliate.
Affiliate hereby represents, warrants and covenants to Sanmina as follows:
Affiliate (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of SCI other than the Shares (excluding shares as to which Affiliate currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         6. No Limitation on Discretion as Director. This Agreement is intended solely to apply to the exercise by Affiliate in his or her individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Affiliate with respect to, any action which may be taken or omitted by him or her acting in his or her fiduciary capacity as a director of SCI.

         7. Additional Documents. Affiliate hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Sanmina or Affiliate, as the case may be, to carry out the intent of this Agreement and the Proxy.

         8. Consent and Waiver. Affiliate hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Affiliate is a party or pursuant to any rights Affiliate may have.

         9. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

         10.      Miscellaneous.

                  10.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without prior written consent of the other.

                  10.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.


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                  10.4     Specific Performance; Injunctive Relief. The parties
hereto acknowledge that Sanmina will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Affiliate set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Sanmina upon any such violation, Sanmina shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Sanmina at law or in equity.

                  10.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

         If to Sanmina:             Sanmina Corporation
                                    2700 North First Street
                                    San Jose, CA 95134
                                    Attn: Randy Furr
                                    Telephone: (408) 964-3500
                                    Facsimile: (408) 964-3636

                                    With a copy to its General Counsel at the same address, and

         With a copy to:            Wilson Sonsini Goodrich & Rosati
                                    Professional Corporation
                                    Palo Alto, California 94304-1050
                                    Attn: Christopher Mitchell
                                    Telephone:  (650) 493-9300
                                    Facsimile:  (650) 493-6811

         If to the Affiliate:       To the address for notice set forth on the
                                    last page hereof.

         With a copy to:            Powell Goldstein Frazer & Murphy LLP
                                    16th Floor, 191 Peachtree Street
                                    Attn: James J. McAlpin, Jr.
                                    Telephone:  (404) 572-6600
                                    Facsimile: (404) 572-6999

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         10.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware.


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         10.7     Entire Agreement. This Agreement contains the entire
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

         10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         10.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.


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         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.


                                    SANMINA CORPORATION


                                    By:
                                       ----------------------------------------

                                    Title:
                                          -------------------------------------


                                    AFFILIATE:


                                    By:
                                       ----------------------------------------

                                    Affiliate's Address for Notice:



                                    Shares beneficially owned:

                                                    shares of Common Stock
                                    ---------------

                                    Shares subject to outstanding options:

                                                    shares of Common Stock
                                    ---------------



                             ***VOTING AGREEMENT***


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                                   Exhibit A

                               IRREVOCABLE PROXY

         The undersigned stockholder of SCI Systems, Inc., a Delaware corporation ("SCI"), hereby irrevocably (to the extent provided in Section 212 of the Delaware General Corporation Law) appoints the directors on the Board of Directors of Sanmina Corporation, a Delaware corporation ("Sanmina"), and each of them individually, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of SCI beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization dated as of July 13, 2001 (the "Merger Agreement"), among Sanmina, Sun Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Sanmina ("Merger Sub"), and SCI, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

         This proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to the Voting Agreement dated as of July 13, 2001 between Sanmina and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Sanmina entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of SCI stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and the issuance of shares of Sanmina Common Stock by virtue of the Merger.

         The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of SCI and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement, including the issuance of shares of Sanmina Common Stock by virtue of the Merger, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.


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         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This proxy is irrevocable.

Dated:   July 13, 2001

         Signature of Stockholder:
                                   --------------------------------------------

         Print Name of Stockholder:
                                    -------------------------------------------

         Shares beneficially owned:

                                             shares of Common Stock


                           ****IRREVOCABLE PROXY****